SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 14, 2007 (December 11, 2007)

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2007 Isis Pharmaceuticals, Inc. (“Isis”) announced that its Board of Directors has promoted B. Lynne Parshall, J.D. to Chief Operating Officer, effective immediately. Ms. Parshall retains her position as Chief Financial Officer, and is a Director of Isis.

Ms. Parshall, age 52, joined Isis in November 1991, and she has served as Director since 2000, Executive Vice President since 1995, Chief Financial Officer since 1994 and Secretary 1991. Ms Parshall is currently responsible for overseeing the operations of finance, legal, patents, manufacturing and business development and is also very involved in Isis’ corporate communications activities. Previously, Ms. Parshall was a Partner with the firm of Cooley Godward LLP, now Cooley Godward Kronish LLP, where she represented several health care companies in a general practice specializing in corporate partnering and other technology-based transactions. Ms. Parshall received her J.D. at Stanford Law School, Stanford, California and her B.A. from Harvard University, Cambridge, Massachusetts. Ms. Parshall is on the board of CardioDynamics International Corporation and is a Trustee of The Bishop School in La Jolla. Ms. Parshall is also a member of the Licensing Executives Society and a member of the American, California, and San Diego bar associations.

A copy of Isis’ press release regarding Ms. Parshall’s promotion is attached hereto as Exhibit 99.1.

Related Party Transactions and Retention and Change of Control Agreements

As previously disclosed in Isis’ Proxy Statement for its 2007 Annual Meeting of Stockholders:

Isis has entered into indemnity agreements with each of its executive officers and Directors, including Ms. Parshall, which provide, among other things, that Isis will indemnify her, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements she may be required to pay in actions or proceedings which she is or may be made a party by reason of her position as a Director, officer or other agent of Isis, and otherwise to the fullest extent permitted under Delaware law and Isis’ bylaws. Isis’ bylaws provide that it will indemnify its Directors and executive officers, including Ms. Parshall, to the fullest extent not prohibited by Delaware law or any other applicable law, except that Isis will generally not be required to indemnify a Director or executive officer in connection with any proceeding initiated by such Director or executive officer.

In February 2006, Isis amended its agreement with Ms. Parshall to continue her April 2003 retention agreement. Specifically, Isis agreed to continue to provide Ms. Parshall the following severance benefits:  Ms. Parshall will be eligible to receive a severance payment equal to (i) 18 months of her then-current base salary in the event that her employment is terminated without cause and (ii) 30 months of her then-current base salary in the event that her employment is terminated as a result of a change of control. As a condition to receiving payments under each the retention and change of control agreement, Ms. Parshall is required to return all of Isis’ property and information and sign an agreement releasing Isis from liability. This agreement will remain in effect as long as Ms. Parshall continues to be employed by Isis.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: December 14, 2007	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1	Press Release dated December 14, 2007